UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On February 2, 2018, BioHiTech Global, Inc. (the “Registrant”) and several of the Registrant’s wholly-owned subsidiaries entered into and consummated a Note Purchase and Security Agreement (the “Purchase Agreement”) with Michaelson Capital Special Finance Fund II, L.P. (“MCSFF”) to issue a senior secured term promissory note in the principal amount of Five Million Dollars ($5,000,000) (the “Note”). The Note is not convertible and accrues interest at the rate of 10.25% per annum. The Note is to be repaid in eight, equal, quarterly installments of Six Hundred Twenty Five Thousand Dollars ($625,000) commencing on March 15, 2021 and ending February 2, 2023 (the “Maturity Date”). Additionally, the Note is secured by a general security interest in all of the Registrant’s assets as well all of the assets of the Registrant’s subsidiaries. Further, the Registrant’s Chief Executive Officer, Frank E. Celli (“Celli”), guaranteed a portion of the Registrant’s obligations to MCSFF. In connection with the issuance of the Note, the Registrant issued MCSFF 320,000 shares of the Registrant’s common stock, par value $0.0001 per share. The Purchase Agreement contains customary provisions, including representations, warranties, indemnities and “piggyback” registration rights, and closed upon the satisfaction of customary closing conditions.

On February 2, 2018, in connection with and as a condition precedent to the closing of the Note, the Registrant entered into a Securities Exchange and Note Purchase Agreement (the “Exchange Agreement”) with Celli, whereby Celli exchanged $4,500,000 in a note receivable and $544,0000 in advances made to the Registrant for $4,000,000 of the Registrant’s Series C Convertible Preferred Stock, par value $0.0001 (the Series C Preferred Stock”) and a junior promissory note (the “Junior Note”). The Junior Note, which is subordinated to the MCSFF Note, is not convertible, accrues interest at the rate of 10.25% per annum and matures on February 2, 2024. The Series C Preferred Stock has a stated value of $10.00 per share and is convertible, at the holder’s option, into the Registrant’s common stock, par $0.0001, at a conversion price of $4.75 per share. The Series C Preferred Stock is non-redeemable, has voting rights together with the common stock, par $0.0001, at the rate of 4 votes to 1 and accrues dividends at 10.25% of the stated value outstanding. In connection with this transaction, the Registrant also issued Celli warrants to purchase 421,053 shares of Common Stock, exercisable at $5.50 per share which expire in five (5) years.

On February 6, 2018, the Registrant issued a press release announcing the transaction with MCSFF. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description of the terms and conditions of the Purchase Agreement and the Note is only a summary and is qualified in its entirety by the full text of the Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02.  Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The Note and the Common Stock described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

10.1	Note Purchase and Security Agreement
10.2	Senior Secured Term Promissory Note
10.3	Securities Exchange and Note Purchase Agreement
10.4	Certificate of Designation of Series C Convertible Preferred Stock
10.5	Junior Promissory Note
99.1	Press Release dated January 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
Name: Brian C. Essman
Title: Chief Financial Officer